SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Second Amendment”) is made as of the 10th day of June, 2019, by and between EOSII AT THAMES STREET WHARF, LLC, Delaware limited liability company (“Seller”), and 1300 THAMES STREET OFFICE, LLC, a Virginia limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.    Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of June 7, 2019, as amended by that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions (the “First Amendment”) dated as of June 7, 2019 (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.    Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Second Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2.Payment of Deposit. Notwithstanding anything stated to the contrary in the Purchase Agreement (including, without limitation, Paragraph 4 of the First Amendment), Seller and Buyer hereby agree that in the event Buyer deposits with Escrow Holder the Deposit by 5:00 p.m. (California time) on June 10, 2019, then the Purchase Agreement, as amended, shall be effective and in force and effect.

3.Effectiveness of Agreement. Except as modified by this Second Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.

4.Counterparts. This Second Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

5.Telecopied/Emailed Signatures. A counterpart of this Second Amendment that is signed by one party to this Second Amendment and telecopied/emailed to the other party to this Second Amendment or its counsel (a) shall have the same effect as an original signed counterpart of this Second Amendment, and (b) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Second Amendment.

6.Successors and Assigns. All of the terms and conditions of this Second Amendment shall apply to the benefit and bind the successors and assigns of the respective parties.

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IN WITNESS WHEREOF, Seller and Buyer have entered into this Second Amendment as of the date first above stated.
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SELLER:

EOSII AT THAMES STREET WHARF, LLC,
a Delaware limited liability company
By:    EOS PROPERTIES II, LLC,
    a Delaware limited liability company,
    its sole member and manager
By:    EOS INVESTMENT FUND II, L.P.,
        a Delaware limited partnership,
        its sole member
By:    POLIS REALTY ADVISORS II, LTD.,
            a British Virgin Islands company,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

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BUYER: 1300 THAMES STREET OFFICE, LLC, a Virginia limited liability company By: ARMADA HOFFLER MANAGER, LLC a Virginia limited liability company its Manager
By:	/s/ Michael P. O'Hara
Michael P. O’Hara, Manager

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